Exhibit 1K-11

Orlando 1000 Legion Place, Suite 701 Orlando, FL 32801 Melbourne 1692 W. Hibiscus Blvd. Melbourne, FL 32901

CONSENT OF INDEPENDENT AUDITOR

We consent to the inclusion of our report dated April 30, 2024, with respect to the financial statements of Rockstar Capital Group LLC and Subsidiaries as of December 31, 2023, and for the year then ended, in this Regulation A Offering Circular on Form 1-A of Rockstar Capital Group LLC. We also consent to the reference to our firm under caption “Experts”.

Orlando, Florida April 30, 2024